Exhibit 10.14

Subscription Agreement

As of June 26, 2013

To the Board of Directors of

MedWorth Acquisition Corp.:

Gentlemen:

In addition to the shares previously subscribed for pursuant to the undersigned’s Subscription Agreement dated March 26, 2013, the undersigned hereby subscribes for and agrees to purchase 29,250 shares of common stock (“Sponsors’ Shares”) of MedWorth Acquisition Corp. (the “Corporation”), at $8.00 per Sponsor Share (the “Purchase Price”). EarlyBirdCapital, Inc. is acting as representative of the underwriters in the Corporation’s initial public offering (the “IPO”). In addition, if the underwriters in the IPO exercise the over-allotment option, in part or in full, the undersigned agrees to purchase up to an additional 7,200 Sponsors’ Shares, pro rata based on the percentage of the overallotment option that is exercised (the “Over-allotment Sponsors’ Shares”), at $8.00 per Sponsor Share (the “Over-allotment Purchase Price”). The Sponsors’ Shares and Over-allotment Sponsors’ Shares will be sold to the undersigned on a private placement basis and not as part of the IPO.

Not later than June 27, 2013, or one business day prior to the closing of the over-allotment option, as the case may be, the undersigned shall wire the Purchase Price, or the Over-Allotment Purchase Price, as the case may be, to Broad and Cassel, as escrow agent (“Escrow Agent”), to hold in a non-interest bearing account until the Corporation consummates the IPO, or the over-allotment option exercise, as the case may be. The closing of the sale of the Sponsor Shares or the Over-allotment Sponsors’ Shares will take place simultaneously with the consummation of the IPO or the over-allotment option exercise, as the case may be. Immediately prior to the consummation of the IPO or the over-allotment option exercise, as the case may be, the Escrow Agent shall deposit the Purchase Price or the Over-allotment Purchase Price, as the case may be, without interest or deduction, into the trust account established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Escrow Agent, the Escrow Agent shall return the Purchase Price to the undersigned, without interest or deduction.

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The undersigned represents and warrants that he/she/it has been advised that the Sponsors’ Shares and Over-allotment Sponsors’ Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); that he/she/it is acquiring the Sponsors’ Shares and Over-allotment Sponsors’ Shares for his/her/its account for investment purposes only; that he/she/it has no present intention of selling or otherwise disposing of the Sponsors’ Shares or Over-allotment Sponsors Shares in violation of the securities laws of the United States; that he/she/it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that he/she/it is familiar with the proposed business, management, financial condition and affairs of the Corporation. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distribution by the Corporation with respect to the Sponsors’ Shares or Over-allotment Sponsors’ Shares if the Corporation does not complete a Business Combination (defined below).

The undersigned agrees that he/she/it shall not sell or transfer the Sponsors’ Shares or Over-allotment Sponsors’ Shares until the Corporation consummates a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination (“Business Combination”) with one or more businesses or entities as more fully described in the Registration Statement (except for transfers (i) to officers, directors and employees of the Corporation and, if the undersigned is an entity, as a distribution to partners, members or stockholders of the undersigned upon the liquidation and dissolution of the undersigned, (ii) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, (iv) pursuant to a qualified domestic relations order, (v) with the Company’s prior written consent, by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities; (vi) by private sales at prices no greater than the price at which the Sponsors’ Shares or Over-allotment Sponsors’ Shares were originally purchased or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case, except for clause (vii), on the condition that such transfers comply with applicable securities laws, in the opinion of counsel to the Corporation, and that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the transfer restrictions of this Subscription Agreement). The undersigned acknowledges that the certificates for such Sponsors’ Shares and Over-allotment Sponsors Shares shall contain a legend indicating such restriction on transferability.

Each party hereto hereby acknowledges that the underwriters of the IPO are third party beneficiaries of this Subscription Agreement, and this Subscription Agreement may not be modified or changed without the prior written consent of EarlyBirdCapital, Inc.

Very truly yours,

/s/ Anthony Minnuto
Anthony Minnuto

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Agreed to:

MedWorth Acquisition Corp.

By:	/s/ Charles F. Fistel
Name: Charles F. Fistel
Title: Chief Executive Officer

Broad and Cassel, solely as Escrow Agent

By:	/s/ Nina S. Gordon
Name: Nina S. Gordon
Title: President, Nina S. Gordon, P.A., Partner

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